Exhibit 10.7
Execution Version
SECOND AMENDMENT dated as of May 10, 2011 (the “Amendment”) to the Master Accounts Receivable Purchase Agreement dated as of May 1, 2009 among Credit Agricole Corporate and Investment Bank New York Branch (formerly known as Calyon New York Branch), as the Bank, The Scotts Company LLC, as the Company, and The Scotts Miracle-Gro Company, as the Parent, as amended by the First Amendment dated as of May 13, 2010 among the Bank, the Company and the Parent (as so amended, the “Agreement”). Capitalized terms used herein unless otherwise defined herein shall have the meanings assigned to them in the Agreement.
WHEREAS, the Bank, the Company and the Parent have agreed to certain amendments to the Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto hereby agree as follows.
1. The definition of “Stated Termination Date” in the Agreement shall be amended and restated in its entirety as follows (for purposes of clarification only, the amended language is in italics, which shall have no effect on the amended provision):
“Stated Termination Date” means September 30, 2011, or such later date as may be extended by mutual agreement of the Bank and the Company.
2. The Company and the Parent each represents to the Bank that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, and to perform its obligations hereunder; (b) this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (c) all representations and warranties made by it in the Agreement are true on and as of the date hereof as though made on such date; (d) the execution and delivery of this Amendment, and the performance of its obligations hereunder, will not (i) conflict with or result in a breach of, or require any consent under, its governing documents, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect and applicable to it, (iii) result in a breach of or constitute a default under any indenture or financing or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Encumbrance upon or with respect to any of its properties or assets; (e) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by it of this Amendment or any other document related hereto to which it is a party; (f) no Termination Event has occurred; and (g) there has been no amendment, modification or supplement to the Amended and Restated Credit Agreement among the Parent, JPMorgan Chase Bank, N.A, as Agent (the “Agent”), and the other parties thereto dated as of February 7, 2007, which would affect the validity of the Letter dated May 1, 2009 to the Agent related to such agreement.

Execution Version
3. This Amendment shall become effective as of May 12, 2011 (the “Effective Date”) upon satisfaction in the determination of the Bank of the following conditions:
a.	the Bank shall have received all of the documents listed in Exhibit A hereto in form and substance reasonably satisfactory to it; and

b.	the representations and warranties made by the Company and the Parent in Section 2 above are true and correct as of the Effective Date.
4. Upon the effectiveness of this Amendment, (a) the Agreement, as affected hereby, is hereby ratified, approved and confirmed in each and every respect, and (b) all references to the Agreement in any other document, instrument, agreement or writing (including any Transaction Document) shall hereafter be deemed to refer to the Agreement as affected hereby.
5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law). The parties hereto hereby agree that the provisions of Section 20.2 of the Agreement shall apply to this Agreement, including, without limitation, the submission to the jurisdiction of the courts of the State of New York sitting in New York County, New York and of the United States District Court for the Southern District of New York.
6. THE COMPANY, THE PARENT AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY, THE PARENT OR THE BANK.

Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first above written.
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH

By:	/s/ Andre Gazal	By:	/s/ Thibault Berger

Name:	Andre Gazal	Name:	Thibault Berger
Title:	Managing Director	Title:	Vice President
THE SCOTTS COMPANY LLC

By:	/s/ David C. Evans	By:	/s/ Scott M. Haefke

Name:	David C. Evans	Name:	Scott M. Haefke
Title:	Executive Vice President and	Title:	Vice President and Treasurer
Chief Financial Officer
THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ David C. Evans	By:	/s/ Scott M. Haefke

Name:	David C. Evans	Name:	Scott M. Haefke
Title:	Chief Financial Officer and EVP,	Title:	Vice President and Treasurer
Strategy and Business Development

Execution Version
EXHIBIT A
Conditions Precedent
(a) Executed counterparts of this Amendment
(b) Written confirmation from the Depositary that the Blocked Account Control Agreement dated as of May 1, 2009 among the Company, the Bank and JPMorgan Chase Bank N.A., as Depositary remains in full force and effect in accordance with its terms.
(c) Certified copies of resolutions of the Company’s and Parent’s board of directors or members authorizing this Amendment and related matters, and authorizing a person or persons to sign or otherwise attest the due execution of the Amendment and related documents, together with an officer incumbency and specimen signature certificate, all in form satisfactory to the Bank.
(d) Legal opinions of outside special counsel to the Company relating to the enforceability of the Amendment, and the continued perfection of the ownership and security interests created hereby, and of outside special counsel or internal counsel to the Company relating to the power and authority of Company and the Parent to enter into the Amendment and its respective performance hereunder, in each case in form and in substance satisfactory to it.
(e) Acknowledgement copies of such UCC financing statement amendments or other filings as are required under Section 9.1 of the Agreement, and such lien search reports as the Bank shall deem advisable with respect to the Company, and releases of any Adverse Claim on the Purchased Receivables shown in such reports.